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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                              -------------------------

                                       FORM 8-K

                              -------------------------

                                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    October 15, 1997



                             CROWN PACIFIC PARTNERS, L.P.
                (Exact name of registrant as specified in its charter)

                           Commission File Number:  0-24976

                    Delaware                            93-1161833
          (State or other jurisdiction of   (I.R.S. Employer Identification No.)
         incorporation or organization)

121 SW Morrison Street, Suite 1500, Portland, Oregon        97204
    (Address of principal executive offices)            (Zip Code)


          Registrant's telephone number, including area code:  503-274-2300







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                             CROWN PACIFIC PARTNERS, L.P.
                                       FORM 8-K
                                        INDEX


ITEM        DESCRIPTION                                                    PAGE
----        -----------                                                    ----

Item 2.     Acquisition or Disposition of Assets                             2

Item 7.     Financial Statements and Exhibits                                3

            Signatures                                                       4








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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

(a) On October 15, 1997, Crown Pacific Partners, L.P. (the "Partnership") through its 99% owned subsidiary, Crown Pacific Limited Partnership (the "Operating Partnership"), purchased approximately 65,000 acres of timberlands, associated timber cutting rights and all improvements, roads, bridges, easements, rights of way and other rights of access related to the purchased timberlands (collectively the "Timberlands" or the "Purchase") from Trillium Corporation ("Trillium" or the "Seller"), located in Bellingham, Washington, pursuant to a Timberlands Purchase Agreement and a separate Timber Purchase Agreement (collectively the "Agreements") both dated as of September 12, 1997. The 65,000 acres of timberlands are located in Whatcom, Skagit and Snohomish Counties in the State of Washington and contain approximately 590 million board feet of merchantable hemlock, Douglas fir, cedar and hardwoods. The total purchase price was approximately $156.5 million, consisting of approximately $152.5 million under the Timberlands Purchase Agreement and approximately $4.0 million under the Timber Purchase Agreement. The $156.5 million is being paid with $49 million in cash from the Partnership's existing acquisition line of credit, for which Bank of America serves as agent, and $107.5 million in notes to the Seller. The notes to the Seller are due in two installments, $55 million on January 15, 1998 and $52.5 million on January 15, 1999.

    The Partnership anticipates that the balance sheet effect of the acquisition will only result in an increase to timber and timberlands of $156.5 million with a corresponding increase in debt obligations

    There was no previous relationship between the Partnership and Trillium, other than in the ordinary course of business, nor between any of the Partnership's and Trillium's affiliates, officers or directors.

(b) The Timberlands will be used by the Partnership for growing and harvesting timber, which was how they were used by the Seller. The Partnership did not acquire any other assets used in the operation of Trillium's business.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(a) and (b)   FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED AND PRO FORMA
              FINANCIAL INFORMATION

    As discussed above, the Purchase represents approximately 65,000 acres of timberlands previously owned by Trillium. The Purchase did not represent a distinguishable business or business unit of Trillium and did not include any of Trillium's sales force, customer base, trade names or accounts receivable. Management is currently integrating the Purchase with its existing operations in Washington and added two former Trillium employees as a result of the Purchase. Consequently, there is no continuity of the former operations of the Seller. As a result of the foregoing, the Purchase does not represent an acquisition of a business for financial reporting purposes. Therefore, historical and pro forma financial information related to the acquired assets is not considered relevant and has not been provided.

(c)  EXHIBITS

    The exhibits filed as a part of this report are listed below and this list constitutes the exhibit index.

    2.1 Timberlands Purchase Agreement by and between Trillium Corporation and Crown Pacific Limited Partnership, dated September 12, 1997.
    2.2 Timber Purchase Agreement by and between Trillium Corporation and Crown Pacific Limited Partnership, dated September 12, 1997.
    10.1 $55 million Purchase Price Note due to Trillium Corporation, dated October 15, 1997.
    10.2 $52.5 million Purchase Price Note due to Trillium Corporation, dated October 15, 1997.


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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:   October 27, 1997               CROWN PACIFIC PARTNERS, L.P.

                                  By: /s/ Crown Pacific Management Limited
                                       ------------------------------------
                                       Partnership, as General Partner
                                       -------------------------------

                                  By: /s/ Richard D. Snyder
                                       -------------------------------
                                  Richard D. Snyder
                                  Vice President and Chief Financial Officer
                                  (Duly Authorized Officer and Principal
                                  Financial and Accounting Officer)




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